Exhibit 10.2
FIFTH AMENDMENT to SUBLEASE AGREEMENT
DATED JANUARY 10, 2002
[Canopy Properties, Inc./ The SCO Group]
This FIFTH ADMENDMENT is entered into as of the Fourteenth (14th) day of December 2007 between Canopy Properties, Inc. (“Tenant”) and The SCO Group (“SubTenant”).
Whereas Tenant and Subtenant entered into a Sublease dated January 10, 2002, first amended September 15, 2003, and again on December 6, 2004, and again April 15, 2005, and again on February 15, 2006.
Now, therefore, Tenant and SubTenant hereby agree to further amend the Sublease as follows:
1.	This Fifth Amendment shall be effective Janurary1, 2008 the “Effective Date.”

2.	The renewal term is12 months, commencing upon January 1, 2008 (“Commencement Date”) as outlined in Section 2 of this lease, and ending December 31, 2008

3.	Upon the Effective Date Subtenant surrenders to Tenant and Tenant accepts back from SubTenant approximately 9,738 Rentable Square Feet comprising the north side of the second floor of the Canopy II Building, Lindon, UTAH. The net effect of the surrender Premise shall bring the total Premise to approximately 11,480 Rentable Square Feet.

4.	Upon the Effective Date, the annual Base Rent shall be $252,560.00

5.	Upon the Effective Date the SubTenants percentage share of the operating cost shall be reduced from 53.05% down to 30.6%.

6.	Due to the bankruptcy proceeding involving SubTenant, both parties mutually agree that this Lease imposes relatively higher risk on the Landlord, and thus mutually agree that if Tenant fails to make any payment required under this Lease in excess of $1,000 within ten (10) business days of receiving written notice from Landlord, that the failure to make such payment will constitute an Event of Default and give Landlord the right to terminate this Lease upon thirty (30) days written notice. At any time after notice of default.
     All other terms, conditions and provisions of the Sublease between Tenant and SubTenant shall remain in full force and effect.

TENANT:		SUBTENANT:
Canopy Properties, Inc.		The SCO Group

By:	/s/ Gerald Garbe	By:	/s/ Kenneth R. Nielsen
	Its: VP, Real Estate Development		Its: Chief Financial Officer